UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IT TECH PACKAGING, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AMENDMENT NO. 1 TO PROXY STATEMENT

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) was made to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by IT Tech Packaging, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on September 11, 2018 for use at the Company’s annual meeting of stockholders, which will take place on October 30, 2018. In the Notice of Annual Meeting accompanying the Proxy Statement, as a result of a typographical error, the record date of the meeting was incorrectly referenced. The Company is amending the Notice of Annual Meeting of Stockholders solely to reference September 10, 2018 as the correct record date in place of the reference to September 10, 2017 in the Notice of Annual Meeting of Stockholders. No other changes were made to the Proxy Statement. Except as described in this Amendment, the information provided in the Proxy Statement continues to apply. This Amendment should be read in conjunction with the Proxy Statement.

CHANGES TO THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Notice of Annual Meeting of Stockholders was amended to replace “September 10, 2017” by “September 10, 2018.”